UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 OxfordshireUnited Kingdom +1 (646) 654-5000	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value €0.07 per share	NLSN	New York Stock Exchange

Item 7.01	Regulation FD Disclosure.

Pricing of Senior Notes Offering

On September 10, 2020, Nielsen Holdings plc (“Nielsen”) issued a press release announcing the pricing of the private placement (the “Offering”) by its indirect wholly owned subsidiaries, Nielsen Finance LLC and Nielsen Finance Co. (the “Issuers”), of $1 billion aggregate principal amount of 5.625% senior notes due 2028 and $750 million aggregate principal amount of 5.875% senior notes due 2030 (together, the “Notes”) and the delivery of a conditional notice of redemption to partially redeem the 2022 Notes (as defined below). The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Redemption of Additional 2022 Notes

On October 10, 2020 (the “Partial Redemption Date”), Nielsen expects the Issuers to redeem $750 million of the $2,300 million outstanding aggregate principal amount of their 5.000% senior notes due 2022 (the “2022 Notes” and the amount of the 2022 Notes to be redeemed, the “Redeemed Notes”), pursuant to that certain Indenture, dated as of April 11, 2014, between the Issuers, the guarantors from time to time party thereto and Delaware Trust Company (formerly known as the Law Debenture Trust Company of New York), as trustee, at a redemption price equal to 100% of the principal amount of such 2022 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Partial Redemption Date. Together with the partial redemption of the 2022 Notes that Nielsen expects to occur on October 9, 2020 (as previously disclosed in its Current Report on Form 8-K filed on September 9, 2020), the partial redemption of the 2022 Notes is expected to result in $825 million aggregate principal amount of 2022 Notes remaining outstanding. The redemption is conditioned on the completion of the offering of the Notes and the receipt of at least $1,750 million in gross proceeds therefrom.

Forward Looking Statements

This Current Report on Form 8-K includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those relating to the Offering and the redemption of the 2022 Notes, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the capital markets generally and whether the Issuers will consummate the Offering or the redemption, the anticipated use of proceeds, Nielsen’s plan to spin-off Nielsen Global Connect, the expected benefits and costs of the spin-off transaction, the expected timing of completion of the spin-off transaction, the ability of Nielsen to complete the spin-off transaction considering the various conditions to the completion of the spin-off transaction (some of which are outside Nielsen’s control, including those conditions related to regulatory approvals), business disruption during the pendency of or following the spin-off transaction, diversion of management time on the spin-off transaction-

related issues, failure to receive the required shareholder approval of the spin-off transaction, retention of existing management team members, the reaction of customers and other parties to the spin-off transaction, the qualification of the spin-off transaction as a tax-free transaction for U.S. federal income tax purposes (including whether or not an IRS ruling will be obtained), potential dis-synergy costs between Nielsen Global Connect and Nielsen Global Media, the impact of the spin-off transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission, as well as the registration statement on Form 10 filed by Nielsen SpinCo B.V. with the Securities and Exchange Commission in connection with the spin-off transaction. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this Current Report on Form 8-K, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits (furnished solely for purposes of Item 7.01 of this Form 8-K).

Exhibit No.	Description

Exhibit 99.1	Press Release, dated September 10, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary